                           Schedule 14A Information

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                   of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) and 0-11.

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12


                Commission file number :  0-25679

                  FIRST AMERICAN CAPITAL CORPORATION
       (exact name of registrant as specified in its charter)

       Kansas                                   48-1187574
(State or other jurisdiction of           (I.R.S. Employer Identification
 incorporation or organization)                   number)

 3360 S.W. Harrison Street, Suite 100
 Topeka, KS   66611                            785-267-7077
(Address of principal executive offices)     (Telephone number)


Payment of Filing Fee (Check the aprpropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    1. Title of each class of securities to which transaction applies:

       --------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------------------

    4. Proposed maximum aggregate value of transaction:

       --------------------------------------------------------------

    5. Total fee paid:

       --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount previously paid:

       --------------------------------------------------------------

    2. Form, Schedule or Registration Statement No.:

       --------------------------------------------------------------

    3. Filing Party:

       --------------------------------------------------------------

    4. Date Filed

       --------------------------------------------------------------

                     FIRST AMERICAN CAPITAL CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To be held June 5, 2000 at 10:00 a.m.


To the shareholders of:

FIRST AMERICAN CAPITAL CORPORATION


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST AMERICAN CAPITAL CORPORATION (the "Company"), will be held Monday, June 5, 2000 at 10:00 a.m. at the Capitol Plaza Hotel, 1717 S.W. Topeka Blvd., Topeka, Kansas, for the purposes:

1. To elect eleven directors of the Company to serve for one year or until their successors are elected and qualified; and

2. To appoint Kerber, Eck & Braeckel LLP as independent auditors for the next fiscal year; and

3. To consider and act upon such other business as may properly be brought before the meeting.


The Board of Directors has fixed the close of business on April 21, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                BY ORDER OF THE BOARD OF DIRECTORS
                                FIRST AMERICAN CAPITAL CORPORATION



                                Phillip M. Donnelly
                                Secretary/Treasurer


Dated May 10, 2000
Topeka, Kansas

                             YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                        FIRST AMERICAN CAPITAL CORPORATION
                            3360 SW Harrison Street
                              Topeka, Kansas 66611

                                PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting ("Annual Meeting") of FIRST AMERICAN CAPITAL CORPORATION (the "Company"), a Kansas corporation, to be held on Monday, June 5, 2000 at 10:00 a.m. at the Capitol Plaza Hotel, 1717 S.W. Topeka Blvd., Topeka, Kansas.

This proxy statement is being sent to each holder of record of the outstanding shares of $.10 par value common stock of the Company (the "Common Stock"), as of April 21, 2000, in order to furnish each shareholder information relating to the business to be transacted at the Annual Meeting. This Proxy Statement and the accompanying form of Proxy are being mailed or given to stockholders on or about May 10, 2000.

                                VOTING

The enclosed Proxy is solicited by and on behalf of the Board of Directors. If you are unable to attend the meeting on June 5, 2000, please complete the enclosed proxy and return it to us so that your shares will be represented. Only shareholders of record at the close of business April 21, 2000 are entitled to vote. On that day, there were issued and outstanding 5,393,860 shares of $.10 Par Value common stock. Each share has one vote. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares represented and entitled to vote at the meeting. In all other matters other than the election of directors, a majority of the shares represented at the meeting and entitled to vote is required for approval of the proposal.

When the enclosed Proxy is duly executed and returned in advance of the meeting, and is not revoked, the shares represented thereby will be voted in accordance with the authority contained therein. Any shareholder giving a proxy may revoke such proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. If a proxy fails to specify how it is to be voted, it will be voted at the discretion of the Chairman of the Board.

                     OUTSTANDING VOTING SECURITIES

On April 21, 2000, the Company had issued and outstanding 5,393,860 shares of $.10 par value common stock. No other voting securities of the Company are outstanding. The holders of such shares are entitled to one vote per share. The shareholder has the right to vote for all directors by checking the box labeled "FOR", withhold authority to vote by checking the box labeled "WITHHOLD AUTHORITY" or not vote for a particular director by striking a line through his name. The proxy card MUST be signed using the same name(s) as the certificate is titled. Shareholders of record as of April 21, 2000, are entitled to notice of and to vote at the meeting.

                             ANNUAL REPORT

A 1999 Annual Report to Shareholders of the Company has been furnished to the Company's shareholders along with this proxy statement. The Annual Report in itself is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                     PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth information as of April 21, 2000, regarding ownership of common stock of the Company by the only persons known by the Company to own beneficially more than 5% thereof:

                     Name and Address       Amount and Nature        Percent
Title of Class       of Beneficial Owner    of Beneficial Ownership  of Class

Common Stock         Rick D. Meyer               526,000               9.75%
                     2973 SW McClure
                     Topeka, KS 66614

Common Stock         First Alliance              525,000               9.73%
                     Corporation
                     2285 Executive Drive
                     Suite 308
                     Lexington, KY 40505

Common Stock         Michael N. Fink             125,000               2.32%
                     1121 Chetford Drive
                     Lexington, KY 40509


The following table shows with respect to each of the directors and nominees of the Company and with respect to all executive officers and directors of the Company as a group: (i) the total number of shares of all classes of stock of the Company beneficially owned as of April 21, 2000 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date:

                                   Amount and Nature
Title of     Name and Address      of Beneficial      Percent         Director
Class        of Beneficial Owner   Ownership          of Class   Age  Since

Common Stock  Rick D. Meyer            526,000         9.75%      49   1996

              Michael N. Fink          125,000         2.32%      44   1996

              Danny N. Biggs            50,000         0.93%      63   1996

              Paul E. Burke             50,000         0.93%      66   1996

              Ed C. Carter              65,000         1.21%      57   1996

              Kenneth L. Frahm          40,000         0.74%      53   1996

              John W. Hadl              40,000         0.74%      60   1996

              Steve J. Irsik, Jr.       60,000         1.11%      53   1996

              John G. Montgomery        45,000         0.83%      60   1996

              Harland E. Priddle        40,000         0.74%      69   1996

              Gary E. Yager             40,000         0.74%      45   1996

              All Directors
              and Officers as a
              Group(1)               1,156,000        35.58%


(1) Includes 75,000 shares of common stock owned of record by Chris J. Haas. See "The Board of Directors."

                       THE BOARD OF DIRECTORS


In accordance with the laws of Kansas and the Articles of Incorporation and the Bylaws of the Company, as amended, the Company is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives, and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business, and other significant corporate business transactions. The Board of Directors of the Company is comprised of 12 directors, two of whom also serve as officers.

Effective March 10, 2000, Chris J. Haas resigned his positions as a member of the Company's Board of Directors and as Secretary/Treasurer of the Company and First Life America Corporation, the Company's wholly owned life insurance subsidiary. Pursuant to the Company's Bylaws, a director's resignation is deemed effective upon receipt of the director's written resignation. On
March 16, 2000, Mr. Haas' resignation as an officer of the Company was accepted by the Company's Board of Directors. On April 10, 2000, Mr. Haas advised the Company, through his attorney, that his original March 10, 2000 resignation letter was withdrawn. The effectiveness of this withdrawal is currently being reviewed by the Company's counsel.

Director's Fees

Directors who are not employees of the Company receive $750, plus expenses,
for each regular Board meeting they attend.   Board members are paid $75 for
each telephonic meeting and $250 for each committee meeting attended other than on days of regular Board meetings. The following table sets forth cash compensation received by the Company's Directors during 1999:

                        Meeting
Name                    Fees ($)
--------------------    --------
Danny N. Biggs           3,150
Paul E. Burke            3,000
Ed C. Carter             4,250
Kenneth L. Frahm         3,400
John W. Hadl             2,250
Steve J. Irsik, Jr.      1,650
John G. Montgomery       3,500
Harland E. Priddle       2,325
Gary E. Yager            4,250


Meetings and Committees of the Members of the Board of Directors

During 1999, there were four regular meetings and two telephonic meetings of the Board of Directors. Board Members attending fewer than 75% of the Board Meetings were, Paul Burke, John Hadl and Steve Irsik Jr. The Board has established Audit, Compensation and Investment Committees. The Company does not have a Nominating Committee. The Audit Committee members are Kenneth Frahm, Paul Burke and John Hadl. The Audit Committee met five times during 1999. All members of the Audit Committee attended greater than 75% of the meetings. The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with independent auditors the matters required to be discussed by SAS 61.
The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. The Audit Committee, based on the review and discussion outlined above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission. The Company's Board of Directors has not adopted a written charter for the Audit Committee.

The Compensation Committee members are Harland Priddle, Danny Biggs and Steve Irsik. The purpose of the Compensation Committee is to establish and execute compensation policies for the executives of the Company and award any performance bonuses. The Compensation Committee met four times in 1999. Members attending fewer that 75% of the meetings were, Steve Irsik Jr.

The Investment Committee members are Gary Yager, Ed Carter and John Montgomery. The Investment Committee reviews investments bought, sold and held to assure that the Company is adhering to established investment policies. The Investment Committee also recommends the appointment of independent investment advisors. The Investment Committee held seven meetings in 1999, and all members attended greater that 75% of the meetings.

Section 16(a) Compliance

The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership of Company common stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. The Company believes that during the preceding year each of the Company's executives officers and directors failed to timely file initial reports regarding their holdings.


                       ELECTION OF DIRECTORS

At the annual meeting of shareholders of the Company, 11 directors are to be elected, each director will hold office until the next annual meeting and until his successor is elected and qualified. The Board seat previously held by Mr. Haas remains vacant. It is anticipated that the Board of Directors will appoint a person to fill this seat sometime during 2000 at such time as a qualified candidate is identified. The persons named in the Proxy intend to vote the proxies as designated for the nominees listed below. Should any of the 11 nominees listed below become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees; however, the management now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The following individuals are nominees for the election of directors:


MICHAEL N. FINK: Mr. Fink has nineteen years of experience in the insurance industry, primarily in sales management. From 1981 to 1984, Mr. Fink was an agent, District Director, and Regional Director with Liberty American Assurance Company in Lincoln, Nebraska. In 1984, Mr. Fink transferred to an affiliated company, Future Security Life, in Austin, Texas, where he served as Regional Director and Agency Director until 1988. In March 1988, Mr. Fink became affiliated with United Income, Inc. and United Security Assurance Company as Agency Director and Assistant to the President. In June 1993, Mr. Fink left United companies and became President of First Alliance Corporation and its life insurance and venture capital subsidiaries.

RICK D. MEYER: Mr. Meyer has eighteen years of experience in the insurance industry, primarily in sales management. From May 1982 to October 1984, Mr. Meyer was a life insurance agent, District Director and Executive Sales Director with Liberty American Assurance Company in Lincoln, Nebraska. In October 1984, Mr. Meyer transferred to an affiliated company to become Agency Director. In 1985, Mr. Meyer left Liberty American to become an organizer and Zone Sales Director for United Trust, Inc. in Springfield, Illinois. In January 1988, Mr. Meyer transferred to Columbus, Ohio, to assist in the organization of United Income, Inc. and served as Zone Sales Manager. While with United Income, he was promoted to Training Director in 1991 and to Agency Director in 1993. Mr. Meyer left the United Companies in January 1996 to form the Company.

DANNY N. BIGGS: Mr. Biggs is Vice-President, Partner, General Superintendent and Director of Pickrell Drilling Company, Inc., Mobile Drilling Company, Inc., Central Dirt Service, Inc., and Pickrell Acquisitions, Inc. and also a Partner in Kelly Petroleum. Mr. Biggs is a past President of the Kansas Independent Oil & Gas Association ("KIOGA") and is currently a member and Director of KIOGA and Director and President of Kansas Oil & Gas Hall of Fame & Museum Foundation.

PAUL E. "BUD" BURKE: Mr. Burke is the President of Issues Management Group, Inc., a public relations and governmental affairs consulting company. Mr. Burke served as a member of the Kansas State Senate from 1975 to January 1997 and served as the President of the Senate from 1989 until his retirement in 1997.

ED C. CARTER: Mr. Carter is an entrepreneur and real estate developer. Mr. Carter is a retired senior executive (1963-1992) with the Kansas Southwestern Bell Telephone Company. He served in numerous senior executive positions including Division Manager Regulatory Relations, Regional Vice-President Southwestern Bell Telecom, a start up company serving a four state area, and Kansas Director of Marketing and District Manager Residence Service Centers.

KENNETH L. FRAHM: Mr. Frahm is President of the Kansas Development and Finance Authority. He has been a self-employed farmer since 1975. He currently owns 1,200 acres of irrigated corn and dry land wheat production land and manages an additional 4,500 acres, producing over 400,000 bushels of grain per year. Mr. Frahm's operating entities include Allied Family Farm and Grain Management, Inc.

JOHN W. HADL: Mr. Hadl is an Associate Athletics Director at the University of Kansas in Lawrence, Kansas, and he also heads the Williams Educational Fund, which provides scholarship assistance to more than 400 male and female
Kansas University student-athletes.   Prior to becoming the Associate
Athletics Director, Mr. Hadl served as an Assistant Athletic Director and member of the KU football coaching staff.

STEVE J. IRSIK, JR: Mr. Irsik owns and operates a multi-county agri-business centered in western Kansas. The business deals with both irrigated and dry land wheat, grain sorghum and corn, a yearling steer operation utilizing native grass and wheat pasture. Mr. Irsik also owns a ranch operation which maintains a spring and fall cow herd, employing "Embryo Transfer" for the development of registered Angus bulls. Mr. Irsik is one of the owners of Irsik and Doll Company, a grain storage, merchandising and full feeding cattle operation with facilities across the State of Kansas.

JOHN G. MONTGOMERY: Mr. Montgomery is the President of Montgomery Communications, Inc. of Junction City, Kansas. He is a newspaper publisher and TV station owner. His current business affiliations include Directorship's with the Associated Press, New York City; First National Bank, Junction City; Automobile Club of Kansas.

HARLAND E. PRIDDLE: Mr. Priddle is retired. He is the former Chairman and Chief Executive Officer of Network Associates and President and Chief Executive Officer of Mid-American International Trade Services, L.C. Mr. Priddle is the former Kansas Secretary of Agriculture and served as the first Kansas Secretary of Commerce.


GARY E. YAGER: Mr. Yager currently is the Executive Vice President and Chief Executive Officer and Senior Lender of the Columbian Bank of Topeka, Kansas. From October 1986 to December 1995, Mr. Yager served as either the Vice President and Branch Manager or the Vice President of Commercial Loans for the Commerce Bank and Trust of Topeka, Kansas.

THESE 11 PERSONS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THE PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE DIRECTORS, UNLESS SPECIFIED OTHERWISE.

                        EXECUTIVE COMPENSATION

The following table sets forth amounts earned by executive officers as compensation over the past three years:

                                           Annual Compensation
                             -----------------------------------------------

                                                    Other
Name and                                            Annual       Incentive
Principal Position     Year  Salary ($)  Bonus ($)  Comp ($)(1)  Comp ($)(2)
-------------------   ------ ----------  ---------  -----------  -----------

Rick D. Meyer          1999    90,485      70,000      8,400        54,255
President and          1998    77,500      50,000      7,200             -
Director               1997    75,000      25,000      7,200             -


Michael N. Fink        1999    72,388           -      4,800        43,405
Chairman and           1998    63,000      36,000      4,800             -
Director               1997    60,000      18,000      4,800             -


Chris J. Haas (3)      1999    36,194           -      2,400        21,703
Secretary/Treasurer    1998    31,000      18,000      2,400             -
and Director           1997    30,000       9,000      2,400             -


(1) Amounts paid for auto allowance.
(2) Includes incentive compensation pursuant to the Executive Employment Agreement, based on premiums.
(3) Mr. Haas resigned from the Company and its subsidiaries as Secretary/Treasurer and Director, for personal reasons, effective March 10, 2000. See "Board of Directors."

                     COMPENSATION COMMITTEE REPORT

The Company completed its initial public stock offering on January 11, 1999. The Company became operational in November of 1998 with the commencement of operations of First Life America Corporation. The overall ability of the Company to meet its desired business objectives is dependent on the retention of qualified executives. To achieve this objective, the Company has structured its executive compensation system to offer competitive base salaries and other compensation, which includes incentive compensation.

The Compensation Committee reviews and approves the compensation of the Chief Executive Officer and each of the other executive officers and makes appropriate recommendations to the Board of Directors with respect thereto on the basis of factors, including qualifications, level of responsibility and individual performance. These factors are not assigned relative weight, and the compensation is not determined by a formula. Rather, compensation is negotiated and determined on an individual basis, giving due consideration to the Company's unique needs and the perceived value of the officers' services to the Company. Although the Committee has not conducted a formal review, compensation ranges are believed to be below median levels for the level of expertise of the executive officers.


Executive Contracts

The executives, consisting of Messrs. Fink, Meyer and Haas (the "Executives"), entered into employment agreements effective November 1, 1998. The term of the agreements is four years. The compensation provided under the agreements is as follows:

Base Salary


The annual base compensation of Messrs. Meyer, Fink and Haas is $90,000, $72,000 and $36,000, respectively. Base compensation is increased annually on the anniversary of the agreements based on the Consumer Price Index Labor Component as of the month preceding the anniversary.

Incentive Compensation

Each Executive receives incentive compensation based on a percentage of monthly first year delivered premiums of life insurance (excluding annuity premiums) of the initial product of First Life America Corporation known as the "First America 2000". Additionally, each Executive will receive a percentage of renewal life insurance premiums on the "First America 2000". Renewal premiums are defined as premiums paid on policies renewing on the first and subsequent policy anniversaries. At any time, the Board of Directors can review and renegotiate the incentive compensation if it is unanimously agreed that the payment of incentive compensation is resulting in economic detriment to the Company.

Other Benefits Under the Agreements

Under the agreement, Messrs. Meyer, Fink and Haas are provided $7,200, $4,800 and $2,400, respectively of annual auto allowances. Mr. Meyer receives
$500,000 of term life insurance and Messrs. Fink and Haas receive $150,000 of term life insurance at the Company's expense. Mr. Meyer also receives disability coverage paid for by the Company. The Company will only pay standard risk life insurance premiums on the term life policies. Any additional substandard premiums will be paid at the Executive's expense.
The Executives can participate in any deferred compensation, pension, other retirement income programs; and stock option plans applicable to executive-level employees of the Company as approved by the Board of Directors. At this time, none of these programs have been developed.

Bonus Compensation

Bonus compensation was based on an evaluation of executive management's success in achieving corporate goals. Corporate goals evaluated for bonus determination were success in completion of the Company's public stock offering; capitalization and commencement of operations of First Life America Corporation; success in establishing the Company's Advisory Board and overall performance in exceeding corporate objectives. Bonus compensation was paid to the Executives prior to the execution of the employment agreements. The employment agreements contain provisions for bonuses other than incentive compensation subject to approval by the Board of Directors.

Long-Term Compensation

The Company currently does not have any long-term compensation plans in place for its executive officers.


Compensation Committee
Harland Priddle     Danny Biggs    Steve Irsik




                 INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors has reappointed Kerber, Eck & Braeckel LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the current fiscal year. A representative of the firm will not be present at the annual meeting.

Relationship with Independent Public Accountants

Kerber, Eck & Braeckel LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999 and 1998. In serving its primary function as outside auditors for the Company, Kerber, Eck & Braeckel LLP performed the following audit services: examination of annual financial statements for the Company and First Life America Corporation and review of the Company's Form 10-SB and Form 10-K filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF KERBER, ECK & BRAECKEL LLP AS INDEPENDENT AUDITORS.




               OTHER MATTERS TO COME BEFORE THE MEETING

The management does not intend to bring any other business before the meeting of the Company's shareholders and has no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

               SHAREHOLDER'S PROPOSALS FOR 2001 MEETING

Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Topeka, Kansas not later than January 31, 2001 for inclusion in the proxy statement for that meeting. At the time the proposal is submitted, the proposing shareholder shall be a record or beneficial owner of at least one
(1) percent of securities entitled to be voted on the proposal at the meeting and have held such securities for at least one year, and shall continue to own such securities through the date on which the meeting is held.

                     AUDITED FINANCIAL STATEMENTS

Audited financial statements are included in the Annual Report to Shareholders which accompanies this proxy statement. Requests for copies of the Annual Report to Shareholders should be addressed to Phillip M. Donnelly, Secretary/Treasurer, First American Capital Corporation, 3360 SW Harrison Street, Topeka, Kansas 66611.


                                      BY ORDER OF THE BOARD OF DIRECTORS
                                      FIRST AMERICAN CAPITAL CORPORATION



Dated May 10, 2000                    Phillip M. Donnelly, Secretary/Treasurer